November 2, 1995
                                 VIA FAX AND MAIL

Mr. James Carroll, President
Integrated Design, Inc.
2101 Commonwealth
Ann Arbor, MI  48105

                      Re: Time Bank Software Sales Agreement
                          Dated December 6, 1990 (the Agreement")

Dear Mr. Carroll:

As we discussed, permit this letter to serve as our understanding that Kronos Incorporated is authorized to enter into leases with prospective customers for Time Bank Software. The parties agree to interpret the Agreement as if it covered leases, as well as sales, and specifically agree that Kronos will pay the Dealer Price for the Time Bank Software, and will be entitled to the variable percentage rebate specified in Section 3.3 of the Agreement for any such lease.

The parties agree to negotiate an amendment to the Agreement to provide for leases, as well as sales, of the Time Bank Software, as soon as practicable. Until such time, the remaining terms of the Agreement will be interpreted by the parties as if they contemplated leases as well as sales of the Time Bank Software.

All capitalized terms used without definition herein will be as defined in the Agreement.

Please indicate your agreement with the above by signing on the line below, faxing a signed copy to my attention, and mailing the original in the enclosed self-addressed, stamped envelope.

Very truly yours,

/s/ Alayne Green Shapiro

Alayne Green Shapiro
Attorney

AGS/cf
cc:  Sally Wallace

AGREED TO, AS ABOVE:

INTEGRATED DESIGN, INC.

By: /s/ James Carroll
       James Carroll, President